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                                                                    EXHIBIT 23.2

                        REPORT OF INDEPENDENT AUDITORS ON
                          FINANCIAL STATEMENT SCHEDULE

TO THE BOARD OF DIRECTORS OF HARRIS INTERACTIVE INC.

Our audits of the consolidated financial statements referred to in our report dated July 25, 2003 appearing in the 2003 Annual Report on Form 10-K, also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.





                        /S/ PRICEWATERHOUSECOOPERS LLP

                        Rochester, New York
                        July 25, 2003






















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